EXHIBIT 99.1

For Immediate Release	Contact: Marilyn R. Marks

(770) 438-9595

DORSEY TRAILERS ANNOUNCES FURTHER
ACTIONS UNDER BANKRUPTCY

ATLANTA, GEORGIA, December 29, 2000 – As previously announced on December 5, 2000, Dorsey Trailers, Inc. (the “Company”) filed a voluntary petition for Relief under the provisions of Chapter 11 of the U.S. Bankruptcy Court for the Middle District of Alabama, Montgomery, Alabama (Bankruptcy Case No. 00-6792-WRS). Chapter 11 allows the Company to remain debtor-in-possession of its assets and business while being subject to the supervision and orders of the Bankruptcy Court for certain transactions or actions. Pursuant to the Bankruptcy Code, the Company, as debtors and debtors-in-possession, will continue to manage and operate the assets and business, pending the confirmation of a plan of reorganization and subject to the supervision and orders of the Bankruptcy Court.

Since filing for bankruptcy, the Company has entered into successive two-week agreements with Foothill Capital Corporation, the lender under the Company’s existing working capital credit facility for use of cash collateral to fund on-going operations. The current agreement is limited in duration until January 3, 2001. Management of the Company and its representatives are currently negotiating with Foothill Capital Corporation for an extension of the cash collateral agreement. No assurances can be given that the Company and its representatives will be successful in obtaining approval for the extension of the cash collateral agreement.

Marilyn R. Marks, Chairman of the Board of Directors of the Company issued the following statement: “As we begin the process of complying with the requirements of the Bankruptcy Code under Chapter 11, it has become clear to the Company that if there is no approved plan of reorganization in which the Company continues as an ongoing operation thus requiring a sale of the assets of the Company, it is unlikely that the Company will be able to obtain a true market value for the Company’s assets due to the severe downturn in the trailer manufacturing industry. Accordingly, the proceeds from a sale of the assets of the Company after payment of secured creditors and administrative claims would not be sufficient to satisfy all of the unsecured creditors of the Company. As such there would be nothing available for the distribution to the Company’s stockholders.

Dorsey Trailers, Inc. was in the business of designing, manufacturing, and marketing one of the broadest lines of high quality, customized truck trailers through three plants located in Alabama, Georgia, and South Carolina.

Certain statements in this press release and statements by the Company in reports to its stockholders and public filings, as well as, oral public statements by Company representatives may be deemed to be forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. Any forward-looking statements included herein have been included based upon facts available to management as of the date of the statement. Any forward-looking statement is, however, inherently subject to the uncertainty of future events, whether economic, competitive or otherwise many of which are beyond the control of the Company, or which may involve determinations, which may be made by management in the future. There can, therefore be no assurances that the events or results described in such forward-looking statements will occur and actual events or results may vary materially from those included herein.

Without limitation, the following are some of the factors which may affect whether the events or results described in such forward-looking statements will occur: whether there is an approved plan of reorganization in which the Company continues as an ongoing operation, continued availability of credit from vendors, and continued use of cash collateral by lender. Readers should review and consider the various disclosures made by the Company in this press release and it reports to stockholders and reports filed with the Securities and Exchange Commission.